Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

In connection with the Annual Report of Eco Building Products, Inc. (the "Company") on Form 10-K for the period ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steve Conboy, President, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Steve Conboy
Steve Conboy
President
Principal Executive Officer
Principal Financial Officer
September 28, 2011